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                                                                     EXHIBIT 5.1

                        CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of
 Tax Exempt Securities Trust, California Trust 164, Florida Trust 82, Maryland Trust 103, New Jersey Trust 134 and New York Trust 169:

  We consent to the use of our report dated August 19, 1998 included herein and to the reference to our firm under the heading "Auditors" in the Prospectus.

                                             KPMG Peat Marwick LLP

New York, New York
August 19, 1998